UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	8550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 7, 2015, Mistras Group, Inc. (the “Company”) filed a current report on Form 8-K (“Form 8-K”), which had attached as an exhibit the Company’s press release announcing its results for its first quarter of fiscal year 2016. During the preparation of the Company’s August 31, 2015 quarterly report on Form 10-Q, filed on October 13, 2015 (“Form 10-Q”), errors were discovered in certain unaudited summary cash flow information as reported in Form 8-K for the three month periods ended August 31, 2015 and 2014. Such errors have been corrected in Form 10-Q, resulting in certain amounts included in the unaudited condensed consolidated statements of cash flows in Form 10-Q for these three month periods to differ from the amounts previously reported in the press release included with Form 8-K as follows:

(all amounts are dollars in thousands)

	August 31, 2015			August 31, 2014
	Form 8-K	Form 10-Q	Difference	Form 8-K	Form 10-Q	Difference
Net cash provided by (used in):
Operating activities	17,712	16,210	(1,502)	9,193	8,847	(346)
Investing activities	(4,432)	(4,399)	33	(40,645)	(36,501)	4,144
Financing activities	(10,881)	(10,562)	319	30,489	30,112	(377)
Effect of exchange rate changes on cash	(1,268)	(118)	1,150	3,439	18	(3,421)

These corrections are more fully described in Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 13, 2015	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary